ENTERTAINMENT PROPERTIES REPORTS RECORD THIRD QUARTER RESULTS

Kansas City, MO, October 22, 2003, -- Entertainment Properties Trust (NYSE:EPR), today reported financial results for the third quarter ended September 30, 2003. The Company reported record third quarter revenues, net income and funds from operations (FFO).

Total revenues increased 22% to $23.0 million for the quarter as compared to $18.8 million for the same quarter in 2002. Net income available to common shareholders increased 17% to $8.3 million as compared to $7.0 million in the same quarter last year. Net income on a diluted per share basis increased 12% to $0.46 per share from $0.41 per share in the same quarter last year. FFO on a fully diluted basis increased 18% to $12.7 million from $10.7 million for the same quarter last year. On a fully diluted basis, FFO per share increased 15% to $0.68 per share from $0.59 per share for the same quarter last year.

Commenting on today's news, David Brain, Chief Executive Officer said, "Our financial results reflect the continued strong performance of the portfolio properties, our tenants and the exhibition industry."

As previously announced, the Company's Board of Trustees declared a cash dividend of $0.50 per common share for the third quarter, which was paid on October 15, 2003 to common shareholders of record on September 30, 2003. The third quarter cash dividend represents an annualized dividend amount of $2.00 per common share as compared to $1.90 for the prior year. The Company also declared and paid a second quarter cash dividend of $0.59375 on the 9.5% Series "A" Preferred Shares.

                         ENTERTAINMENT PROPERTIES TRUST
                            Unaudited Financial Data
                      (in thousands except per share data)

                                                          Three months ended         Nine months ended
                                                            September 30,              September 30,
                                                           2003        2002           2003         2002
                                                       ----------- ------------   ------------ -------------
Rental revenue                                           $22,406     $18,797        $64,808      $51,582
Other income                                                 608           -          1,195            -
                                                       ----------- ------------   ------------ -------------
Total Income                                              23,014      18,797         66,003       51,582

Property operating expense                                   220          25            398          171
General and administrative expense, excluding
  amortization of non-vested shares below                    929         589          2,935        1,679
Interest expense, net                                      7,653       6,278         22,363       17,895
Depreciation and amortization                              4,085       3,410         11,631        9,256
Amortization of non-vested shares                            232         248            694          548
                                                       ----------- ------------   ------------ -------------
Income before minority interest, gain on sale
  of real estate and income from joint venture             9,895       8,247         27,982       22,033


Gain on sale of real estate                                    -         202                         202
Equity in income from joint venture                          111         339            299        1,100
Minority interest                                           (375)       (375)        (1,125)        (820)
                                                       ----------- ------------   ------------ -------------
Net income                                               $ 9,631     $ 8,413        $27,156      $22,515

Preferred dividend requirements                           (1,366)     (1,366)        (4,097)      (1,860)
                                                       ----------- ------------   ------------ -------------
Net income available to common shareholders              $ 8,265     $ 7,047        $23,059      $20,655
                                                       =========== ============   ============ =============

Basic net income per common share                          $0.48       $0.41          $1.34        $1.24
Diluted net income per common share                        $0.46       $0.41          $1.31        $1.22




                         ENTERTAINMENT PROPERTIES TRUST
 Reconciliation of Net Income Available to Common Shareholders to Funds From Operations (A)
                      (in thousands except per share data)
                                                          Three months ended         Nine months ended
                                                            September 30,              September 30,
FUNDS FROM OPERATIONS                                      2003        2002           2003         2002
                                                       ----------- ------------   ------------ -------------
Net income available to common shareholders              $ 8,265     $ 7,047        $23,059      $20,655
Less: Gain on sale of real estate                              -        (202)             -         (202)
Add: Real estate depreciation                              4,042       3,365         11,496        9,152
Add: Share of joint venture depreciation                      33         119             97          387
                                                       ----------- ------------   ------------ -------------
Basic funds from operations                              $12,340     $10,329        $34,652      $29,992
                                                       ----------- ------------   ------------ -------------

Add: minority interest in net income                         375         375          1,125          820
                                                       ----------- ------------   ------------ -------------
Diluted funds from operations                            $12,715     $10,704        $35,777      $30,812
                                                       =========== ============   ============ =============

FFO per common share: Basic                                $0.71       $0.61          $2.02        $1.80
                      Diluted                              $0.68       $0.59          $1.94        $1.75

Shares used for computation (in thousands):  Basic        17,353      17,035         17,189       16,675
                                             Diluted      18,641      18,183         18,456       17,589


The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to Generally Accepted Accounting Principles
(GAAP) net income available to common shareholders and earnings per share. FFO, as defined under the revised NAREIT definition and presented by us, is net income, computed in accordance with GAAP, excluding gains and losses from sales of depreciable operating properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or the Company's cash flows or liquidity as defined by GAAP.


                         ENTERTAINMENT PROPERTIES TRUST
                     Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                     (UNAUDITED)
                                                       AS OF           AS OF
                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        2003            2002
                                                    -------------   ------------
      ASSETS
      Rental properties, net                           $742,658         $679,937
      Land held for development                          17,035           12,985
      Investment in joint venture                         1,046            1,109
      Cash and cash equivalents                         107,314           10,091
      Restricted cash                                     6,495            6,495
      Accounts receivable from joint venture              -                8,438
      Other assets                                       15,899           11,332
                                                       --------         --------
      Total assets                                     $890,447         $730,387
                                                       ========         ========

      LIABILITIES AND SHAREHOLDERS' EQUITY
      Common dividends payable                         $  9,827         $  8,162
      Preferred dividends payable                         1,366            1,366
      Unearned rent                                         377            4,036
      Other liabilities                                   1,211            1,653
      Long term debt                                    439,152          346,617
                                                       --------         --------
      Total liabilities                                 451,933          361,834

      Minority interest                                  15,375           15,375
      Shareholders' equity                              423,139          353,178
                                                       --------         --------
      Total liabilities and shareholders' equity       $890,447         $730,387
                                                       ========         ========



About Entertainment Properties Trust

Entertainment Properties Trust is the only publicly traded real estate investment trust (REIT) focused on the acquisition of high-quality real estate assets leased to leading location-based entertainment operators. Since November of 1997, EPR has acquired more than $800 million of properties. The Company's common shares of beneficial interest trade on the New York Stock Exchange under the ticker symbol EPR. Entertainment Properties Trust Company contact: Jon Weis, 30 Pershing Road, Suite 201, Kansas City, Missouri 64108; 888/EPR-REIT; fax:
816/472-5794. The Company website is at www.eprkc.com.

Safe Harbor Statement: This press release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, identified by such words as "will be," "intend," "continue," "believe," "may," "expect," "hope," "anticipate," or other comparable terms. The Company's actual financial condition, results of operations and funds from operations may vary materially from those contemplated by such forward-looking statements. A discussion of the factors that could cause actual results to differ materially from those forward-looking statements is contained in the Company's SEC filings, including the Company's annual report on Form 10-K for the year ended December 31, 2002 and its prospectus filed under Rule 424(b) of the SEC on September 19, 2003.